FedEx

PNC

COLE
CAPITAL™

American Realty Capital Properties

Cole Capital: An American Realty Capital Properties Company
Merger of Two Best-in-Class REITs
Cole Corporate Income Trust, Inc. and Select Income REIT
Exhibit 99.2
Cole Capital: An American Realty Capital Properties Company

MERGER OF TWO BEST-IN-CLASS REITs  |  ©2014 Cole Capital Advisors. All Rights Reserved.
Additional Information and Where to Find It
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed merger between Select Income REIT (“SIR”) and
Cole Corporate Income Trust, Inc. (“CCIT”), the parties expect to prepare and file with the SEC a joint proxy statement, and SIR expects to prepare and file with the SEC a registration statement on Form S-4 containing a joint proxy statement/prospectus and other documents with respect to CCIT’s proposed merger with SIR. The joint proxy statement/prospectus will contain important information about the proposed transaction and related matters.
INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS
THERETO) AND OTHER RELEVANT DOCUMENTS FILED BY SIR OR CCIT WITH THE SEC IF AND WHEN THEY BECOME
AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT SIR, CCIT AND THE PROPOSED MERGER.
After the registration statement has been declared effective by the SEC, a definitive joint proxy statement/prospectus will be provided to the stockholders of SIR and CCIT. Investors and stockholders of SIR and CCIT may obtain free copies of the registration statement, the joint proxy statement/prospectus and other relevant documents filed by SIR and CCIT with the SEC (if and when they become available) through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by SIR with the SEC are also available free of charge on SIR’s website at www.sirreit.com and copies of the documents filed by CCIT with the SEC are available free of charge on CCIT’s website at
www.colecapital.com.
Interests of Participants
SIR, CCIT, Reit Management & Research LLC, Cole Corporate Income Advisors, LLC and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of SIR and CCIT in respect of the proposed merger. Information regarding SIR’s directors and executive officers can be found in SIR’s definitive proxy statement filed with the SEC on April 7, 2014. Information regarding CCIT’s directors and executive officers can be found in CCIT’s definitive proxy statement filed with the SEC on April 8, 2014. Additional information regarding the interests of such potential participants will be included in the joint proxy statement/prospectus and other relevant documents filed with the SEC in connection with the proposed merger if and when they become available. These documents are available free of charge on the SEC’s website and from SIR or CCIT, as applicable, using the sources indicated above.

MERGER OF TWO BEST-IN-CLASS REITs  |  ©2014 Cole Capital Advisors. All Rights Reserved.

Forward-Looking Statements
This communication contains certain “forward-looking” statements as that term is defined by Section 27A of the Securities Act of
1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are predictive in nature, that depend on or relate to future events or conditions, or that include words such as “believes”, “anticipates”, “expects”,
“may”, “will”, “would,” “should”, “estimates”, “could”, “intends”, “plans” or other similar expressions are forward-looking statements. Forward-looking statements about the plans, strategies and prospects of SIR and CCIT and the proposed merger between SIR and CCIT are based on  CCIT’s current information, estimates and projections. Such statements involve significant known and unknown risks and uncertainties that may cause SIR’s or CCIT’s actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements as a result of, but not limited to, the following factors:
the failure to receive, on a timely basis or otherwise, the required approvals by the stockholders of SIR and CCIT; the risk that a condition to closing of the proposed transaction may not be satisfied; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the possibility that the anticipated benefits and synergies from the proposed transaction cannot be fully realized or may take longer to realize than expected; the possibility that costs or difficulties related to the integration of SIR’s and CCIT’s operations will be greater than expected; operating costs and disruption of management’s attention from ongoing business operations may be greater than expected; the effect of the announcement of the proposed merger on SIR’s and CCIT’s relationships with customers, tenants, lenders, operating results and business generally;
the outcome of any legal proceedings relating to the merger or the merger agreement; risks to consummation of the merger, including the risk that the merger will not be consummated within the expected time period or at all; the ability of SIR, CCIT or the combined company to retain and hire key personnel and maintain relationships with providers or other business partners pending the consummation of the transaction; and the impact of legislative, regulatory and competitive changes and other risk factors relating to the industries in which SIR and CCIT operate, as detailed from time to time in each of the reports filed by SIR and CCIT with the SEC. There can be no assurance that the proposed transaction will in fact be consummated.
Additional information about these factors and about the material factors or assumptions underlying such forward-looking statements may be found under Item 1.A in each of SIR’s and CCIT’s Annual Report on Form 10-K for the fiscal year ended
December 31, 2013. SIR and CCIT caution that the foregoing list of important factors that may affect future results is not exhaustive. When relying on forward-looking statements to make decisions with respect to the proposed transaction, stockholders and others should carefully consider the foregoing factors and other uncertainties and potential events. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to SIR and CCIT or any other person acting on their behalf are expressly qualified in their entirety by the cautionary statements referenced above. The forward-looking statements contained herein speak only as of the date of this communication. Neither SIR nor CCIT undertakes any obligation to update or revise any forward-looking statements for any reason, even if new information becomes available or other events occur in the future, except as may be required by law.

MERGER OF TWO BEST-IN-CLASS REITs  |  ©2014 Cole Capital Advisors. All Rights Reserved.
4
Merger with SIR Creates Value for CCIT Stockholders
Select Income REIT
NYSE: SIR
Market Cap: $1.7 Billion
4
Target Closing: First Quarter 2015
CCIT Breaks Escrow
June 28, 2011
06.28.2011  2012 2013 2014 2015
CCIT Acquires High-Quality Office & Industrial Properties
CCIT Capital Raise Ends
September 2013
Merger with SIR
First Quarter 2015
Cole Corporate Income Trust, Inc. Merger
$3.1 Billion
1
$10.70 per share gross
2
and $10.50 per share net
Cumulative Return
3
Over
30%
1 Based on the terms of the transaction and inclusive of approximately $64.0 million of combined estimated transaction costs for CCIT and SIR, including such costs as described in Footnote 2 below.
2 Gross share price is calculated as the $10.50 per share net cash consideration price plus $0.20 per share of customary seller’s costs, including investment advisory fees, legal costs, debt assumption fees and the advisor incentive fees, that are being paid by the buyer.
3 The total cumulative stockholder return calculation referenced herein assumes that: (i) the initial investment was made on June 28, 2011, the day that CCIT satisfied its escrow obligations and began principal operations; (ii) the investment was made at the gross offering price of $10.00 per share; (iii) the investment was held through August 29, 2014 and exchanged for cash merger consideration of $10.50 per share on such date; (iv) all monthly distributions paid during the holding period were reinvested at $9.50 per share pursuant to CCIT’s Distribution
Reinvestment Plan; and (v) no redemptions were made during the holding period. Actual returns will vary depending upon a stockholder’s individual circumstances.

As of market close on August 29, 2014.

MERGER OF TWO BEST-IN-CLASS REITs  |  ©2014 Cole Capital Advisors. All Rights Reserved.

Transaction Highlights
Transaction
Consideration
» $3.1 billion merger with Select Income REIT (“SIR”)
» Gross cash price per share is $10.70
1
, and $10.50 per share net to stockholders
» Stock component at fixed exchange ratio of 0.36 of a share of SIR common stock
» Valued at $10.38 per share based on SIR’s 60-day Volume Weighted Average Price
(“VWAP”) as of August 29, 2014
» Stock election results in a tax-free exchange, if all-stock option is elected
» 60% cash / 40% stock
2
» Transaction represents a 30.4% cumulative total return for shareholders based on $10.50 per share cash consideration price
3
Opportunity for
Liquidity and Upside
» CCIT shareholders have no lockups or trading restrictions after closing
» Provides full liquidity for CCIT shareholders and materially increases public equity float for combined company
» Fixed exchange ratio allows shareholders to benefit from appreciation in SIR stock price
Increased Common
Dividend
» For CCIT shareholders electing to receive all stock, the transaction increases the annual dividend by $0.07 to $0.72 per share annual dividend (an increase of 10.8% from current
CCIT annual dividend of $0.65 per share)
» SIR has announced it intends to increase its dividend to $2.00 per share annually from $1.92 per share (an increase of 4.2%) upon completion of the transaction
1
Gross share price is calculated as the $10.50 per share net cash consideration price plus $0.20 per share of customary seller’s costs, including investment advisory fees, legal costs, debt assumption fees and the advisor incentive fees, that are being paid by the buyer.
2
Neither stock nor cash may exceed 60% of the total consideration.
3
The total cumulative stockholder return calculation referenced herein assumes that: (i) the initial investment was made on June 28, 2011, the day that CCIT satisfied its escrow obligations and began principal operations; (ii) the investment was made at the gross offering price of $10.00 per share; (iii) the investment was held through August 29, 2014 and exchanged for cash merger consideration of $10.50 per share on such date; (iv) all monthly distributions paid during the holding period were reinvested at $9.50 per share pursuant to
CCIT’s Distribution Reinvestment Plan; and (v) no redemptions were made during the holding period. Actual returns will vary depending upon a stockholder’s individual circumstances.

MERGER OF TWO BEST-IN-CLASS REITs  |  ©2014 Cole Capital Advisors. All Rights Reserved.

Transaction Highlights
1
Based on ownership assuming 60% of total consideration paid in cash.
2
Based on SIR’s share price and VWAP as of August 29, 2014.
3
Based on SIR’s 12-month historical share price through August 29, 2014.
2
3
Accretive Transaction
» The transaction is expected to be accretive to SIR’s 2015 normalized Funds from
Operations (“FFO”)
Ownership Structure
» CCIT shareholders are expected to own approximately 32% of SIR’s common stock outstanding post-merger
1
Timing
» First quarter 2015 expected closing
» Subject to SEC review and other customary closing conditions
» Subject to CCIT and SIR shareholder votes
Potential
Share Value to
CCIT Stockholders at
Various Select SIR
Share Prices
(Assuming Stock Election
Based on 0.36x)
$10.38
$11.33
$9.80
$10.00
$10.20
$10.40
$10.60
$10.80
$11.00
$11.20
$11.40
$11.60
SIR 60-Day VWAP:
$28.82
SIR 12-Mo. High:
$31.47

Transaction Benefits to CCIT Stockholders
Attractive Imbedded
Growth Potential
» CCIT’s 2% contractual annual rent bumps are among the strongest in the net lease space and will complement the significant rent resets that are unique to SIR’s
Hawaiian portfolio.
» The transaction is expected to be accretive to the shareholders in both the near term and the long term.
» SIR has generated a 22.6% total annualized return over the past 12 months.
1
Well-Diversified
Portfolio with Strong
Investment-Grade
Metrics
2
» Significant investment grade exposure (37%).
» CCIT and SIR have few mutual tenants and the combined portfolio will have less than
4.1% exposure to any single tenant.
» The combined portfolio will provide broader geographic diversification.
Enhanced Weighted
Average Lease Term
and Reduced Exposure
to Near-term Lease
Expirations
2
» The weighted average lease term of the combined portfolio is 11.1 years.
» Limited lease expirations with only 10.7% of leases expiring in the next five years.
The merger creates a well-diversified company with attractive metrics including size, diversification, lease term and investment grade concentrations.
1
Calculation includes dividend reinvestment throughout the past 12 months as of August 29, 2014.
2
All combined portfolio statistics in this presentation reflect the go-forward entity following the transaction and SIR’s intended sale of $539 million of assets at closing. Weighted averages based on Annualized Base Rent (ABR).
MERGER OF TWO BEST-IN-CLASS REITs  |  ©2014 Cole Capital Advisors. All Rights Reserved.

MERGER OF TWO BEST-IN-CLASS REITs  |  ©2014 Cole Capital Advisors. All Rights Reserved.

Transaction Benefits to CCIT Stockholders
Increased Size
» The combined companies will have a pro forma enterprise value of $4.6 billion, which is more than double the current enterprise value of SIR.
» The combined portfolio will feature 114 properties totaling 43.1 million square feet, plus Hawaiian land, in 35 states. This will make SIR the fifth largest net lease REIT based on square footage.
Complementary Real
Estate Portfolios
» CCIT and SIR both primarily focus on single-tenant, net lease office and industrial properties that are strategic in nature to the lessors’ operations.
» The portfolio will be 98% occupied
Enhanced Scale
» The increased scale and float resulting from the transaction significantly enhances
SIR’s ability to execute large transactions and strengthens its place in the net lease sector.
» SIR balance sheet is well-positioned for future growth.
Complementary portfolios provide enhanced size and scale.

MERGER OF TWO BEST-IN-CLASS REITs  |  ©2014 Cole Capital Advisors. All Rights Reserved.

June 28, 2011              2012                                 2013 2014 September 1, 2014
CCIT Growth from a Hypothetical $10,000 Initial Investment
1
Value Creation for CCIT Stockholders
1
Investment Period: June 28, 2011 – September 1, 2014
There can be no guarantee that any Cole Capital program will replicate this type of liquidity event, if at all.
CCIT SHAREHOLDERS PARTICIPATING IN
DISTRIBUTION REINVESTMENT PLAN (DRIP)
SHARES 1,235.2
CUMULATIVE RETURN 30.4%
GROWTH FROM $10,000
INVESTMENT
$13,039.86
ANNUALIZED RETURN 9.5%
Escrow Break
$10,000
$10,250
$10,500
$10,750
$11,000
$11,250
$11,500
$11,750
$12,000
$12,250
$12,500
$12,750
$13,000
$13,250
1
The total cumulative stockholder return calculation referenced herein assumes that: (i) the initial investment was made on June 28, 2011, the day that CCIT satisfied its escrow obligations and began principal operations; (ii) the investment was made at the gross offering price of $10.00 per share; (iii) the investment was held through September 1, 2014 and exchanged for cash merger consideration of $10.50 per share on such date; (iv) all monthly distributions paid during the holding period were reinvested at $9.50 per share pursuant to CCIT’s Distribution Reinvestment Plan; and (v) no redemptions were made during the holding period. Actual returns will vary depending upon a stockholder’s individual circumstances.

Our track record with full-cycle programs includes multiple successful liquidity events for our investors.
»
Cole Credit Property Trust, Inc. (offering period: 04/04-09/05)
Acquired by American Realty Capital Properties, Inc. (05/20/14)
»
Cole Credit Property Trust II, Inc. (offering period: 09/05-01/09)
Merged with Spirit Realty Capital, Inc. (07/17/13)
»
Cole Credit Property Trust III, Inc. (offering period: 10/08-04/12)
Renamed Cole Real Estate Investments, Inc.—listed on the NYSE (COLE) (06/20/13)
Merged with American Realty Capital Properties, Inc. (02/07/14)
»
Cole Corporate Income Trust, Inc. (offering period: 06/11-09/13)
Announced merger with Select Income REIT (09/02/14)
There can be no guarantee that a Cole Capital program will replicate these types of liquidity events, if at all.
Cole Capital Has a History of Full-Cycle Liquidity Events
Cole Capital demonstrates it can successfully bring products full cycle with this fourth liquidity event.
MERGER OF TWO BEST-IN-CLASS REITs  |  ©2014 Cole Capital Advisors. All Rights Reserved.

11
» On July 16, 2013, the CCIT Board of Directors (“Board”) announced it would begin investigating potential liquidity opportunities following the close of its primary offering.
» On September 30, 2013, CCIT closed its primary offering to investments.
» In March 2014, the CCIT Board hired Wells Fargo Securities, LLC as its financial advisor to review strategic alternatives.
» The Independent Directors of CCIT sought supplemental financial advice from
Hentschel & Company.
» Both Wells Fargo Securities and Hentschel rendered fairness opinions.
» The CCIT Board retained Morris, Manning & Martin, LLP as company counsel
» The Independent Directors retained Ropes & Gray LLP as separate legal counsel as part of the review of strategic alternatives.
» Additionally, Venable LLP was retained as Maryland counsel.
» On August 30, 2014, after a thorough review, the CCIT Board unanimously approved the transaction with SIR.
Thoughtful and Comprehensive Process
MERGER OF TWO BEST-IN-CLASS REITs  |  ©2014 Cole Capital Advisors. All Rights Reserved.

MERGER OF TWO BEST-IN-CLASS REITs  |  ©2014 Cole Capital Advisors. All Rights Reserved.

» The transaction provides for:
» Gross cash price per share of $10.70, and $10.50 per share net to stockholders
» Stock component at fixed exchange ratio of 0.36 of a share of SIR common stock
» Transaction is a tax-free exchange with a 10.8% dividend increase for those stockholders electing stock. If stockholders take no action, they will receive SIR stock and an increase in dividend.
» Transaction has no collar, allowing CCIT stockholders to participate in uncapped upside in SIR stock appreciation.
» The CCIT Board believes that SIR is trading below its NAV and the transaction provides for upside appreciation for stockholders electing stock.
» Transaction has a 60% cash backstop at $10.50, providing attractive downside protection.
» Transaction is subject to approval by CCIT’s stockholders and approval by SIR’s stockholders of the issuance of shares.
» Shareholder meetings are expected to occur in late Q4 2014 or early Q1 2015.
» SIR stockholders holding 37% of SIR’s outstanding shares have entered into voting agreements in support of the merger.
» Transaction is expected to close in Q1 2015.
Thoughtful and Comprehensive Process

Compelling Transaction for CCIT Stockholders
Attractive return
Full liquidity to CCIT shareholders
Premium valuation
Increased distributions
Increased size and scale
Increased diversification and improved tenant roster
MERGER OF TWO BEST-IN-CLASS REITs  |  ©2014 Cole Capital Advisors. All Rights Reserved.

Select Income REIT 14 MERGER OF TWO BEST-IN-CLASS REITs | ©2014 Cole Capital Advisors. All Rights Reserved.

MERGER OF TWO BEST-IN-CLASS REITs  |  ©2014 Cole Capital Advisors. All Rights Reserved.

SIR Company Profile
SIR is a publicly traded, externally-managed REIT
»
Listed on NYSE (SIR) in 2012 and managed by Reit Management & Research
LLC (RMR)
»
Included in the MSCI US REIT Index
»
Primarily owns properties that are net leased to single tenants
»
Approximately 37% of SIR’s rents are from Hawaii that are under long-term leases to tenants, many of whom own buildings and operate their businesses on SIR’s property

MERGER OF TWO BEST-IN-CLASS REITs  |  ©2014 Cole Capital Advisors. All Rights Reserved.

SIR Company Profile
Current portfolio:
»
50 properties
»
39 mainland U.S. properties and 11 Hawaiian
properties
•
30 mainland office
•
9 mainland industrial
•
9 Hawaiian land
•
2 Hawaiian buildings
»
265 tenants
»
21 states
»
27.0 million square feet
»
96% occupancy
»
10.6 year Weighted Average Lease Term
»
28% investment-grade-rated
»
No tenant represents more than 7.5% of total
portfolio
Portfolio statistics weighted based on Annualized Base Rent (ABR).

$32.00
$31.00
$30.00
$29.00
$28.00
$27.00
$26.00
$25.00
$24.00
A-13 S-13 O-13 N-13 D-13 J-14 F-14 M-14 A-14 M-14 J-14 J-14 A-14

35.0%
30.0%
25.0%
20.0%
15.0%
10.0%
5.0%
0.0%
(5.0%)
A-13 S-13 O-13 N-13 D-13 J-14 F-14 M-14 A-14 M-14 J-14 J-14

MERGER OF TWO BEST-IN-CLASS REITs  |  ©2014 Cole Capital Advisors. All Rights Reserved.

SIR 52-Week Performance
SIR has generated a 22.6% total annualized
return over the past 12 months
SIR Stock Price
12-month stock price as of August 29, 2014
SIR Total Return
12-month return as of August 29, 2014
SIR has demonstrated stock price appreciation and positive total returns during the past year.
1 Calculation includes dividend reinvestment throughout the past 12 months as of August 29, 2014.
1

20%
17%
63%

24%
20%
3%
3%
3%
3%
16%
4%
7%
8%
9%

7%
15%
22%
9%
19%
18%
10%

74.4%
11.5%
0.1%
1.5%
2.1%
1.5%
3.6%
2.0%
1.5%
1.8%

High Tech &
Communication
Top Ten Tenants By Annualized Base Rent (ABR)
Transaction Brings Together Complementary Portfolios
Combined portfolio has attractive diversification, tenant mix and lease term.
Portfolio Diversity
114 Properties  |  43.1 million SF
Geographic Diversity
Industry Diversity
Weighted Average Lease Term
Manufacturing, Energy
& Transportation
Other
Real Estate, Financial
& Insurance
Hawaiian
Land
Industrial
Office
Mining & Natural
Resources
Weighted Avg. Lease Term: 11.1 years
100%
80%
60%
40%
20%
2014 2015 2016 2017 2018 2019 2020 2021 2022 2023
Industrial
Retail & Food
($ and SF in 000s)
Tenant Credit Rating SF ABR % of Total
Tellabs Inc. Not Rated 820 $16,766 4.0%
Amazon AA- 3,049 15,479 3.7%
Noble Energy BBB 497 14,757 3.5%
F5 Networks Not Rated 299 14,112 3.4%
Bank of America National Association A 554 13,981 3.4%
Tesoro BB+ 618 13,807 3.3%
MeadWestvaco Corporation BBB 311 11,945 2.9%
Orbital Sciences Corporation BB 337 10,318 2.5%
Hillshire Brands BBB 234 9,254 2.2%
Cinram Group Inc. Not Rated 1,371 9,210 2.2%
Top 10 8,090 $129,629 31.1%
Other Various 33,983 $287,195 68.9%
Total 42,073 $416,824 100.0%
MERGER OF TWO BEST-IN-CLASS REITs  |  ©2014 Cole Capital Advisors. All Rights Reserved.
18
HI
TX
CA
VA
IL
AL
UT
CO
OTHER
NJ
WA

MERGER OF TWO BEST-IN-CLASS REITs | ©2014 Cole Capital Advisors. All Rights Reserved. 19 Cole Corporate Income Trust, Inc.

MERGER OF TWO BEST-IN-CLASS REITs  |  ©2014 Cole Capital Advisors. All Rights Reserved.

CCIT Company Profile
CCIT is a public, non-listed REIT
»
Broke escrow in June 2011 and closed capital
raising in September 2013
Current portfolio:
»
87 properties
»
54 office
»
33 industrial
»
11 industries and 62 tenants
»
30 states
»
18.3 million square feet
»
100% occupancy
»
11.4 year Weighted Average Lease Term
»
53% investment-grade-rated
»
$3.1 billion enterprise value
»
Cash Net Operating Income (NOI) of $177.6
million
Includes build-to-suit properties currently under construction.
1
1